Exhibit 5.1

MAYER, BROWN, ROWE & MAW

71 SOUTH WACKER DRIVE

CHICAGO, ILLINOIS 60606

MAIN TELEPHONE (312) 701-7000 MAIN FAX (312) 701-7711
February 7, 2006

Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022-2692

Re:                               Registration Statement on Form S-3
Debt Securities

Ladies and Gentlemen:

We have acted as counsel to Whirlpool Corporation, a Delaware corporation (“Whirlpool”) in connection with the proposed issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of Whirlpool’s debt securities (the “Debt Securities”) and the corporate proceedings taken and to be taken in connection therewith.  The Debt Securities are to be issued under an indenture (the “Indenture”) between Whirlpool and Citibank, National Association, as Trustee.

We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the Securities.  In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by each applicable Registrant and the other party or parties thereto, (v) the execution of the applicable Indenture(s) has been duly authorized by Whirlpool by appropriate action, (vi) the board of directors,

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Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

MAYER, BROWN, ROWE & MAW

Whirlpool Corporation

February 7, 2006

including any appropriate committee appointed thereby, and appropriate officers of Whirlpool have taken all necessary action to approve the issuance and terms of the Debt Securities and related matters, and (vii) the applicable Indenture(s) have been duly qualified under the Trust Indenture Act of 1939, as amended, we advise you that in our opinion:

When (A) the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the Debt Indenture so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws of Whirlpool or result in default under or breach of any agreement or instrument binding upon Whirlpool and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Whirlpool and (B) the Debt Securities, in the form established in accordance with the Indenture incorporated by reference as an exhibit to the Registration Statement, have been duly executed and delivered by Whirlpool and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered and paid for as contemplated by any  applicable purchase or underwriting agreement and the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of Whirlpool entitled to the benefits of the Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.

We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Very truly yours,

/s/ MAYER, BROWN, ROWE & MAW LLP
MAYER, BROWN, ROWE & MAW LLP